Exhibit 10.1 - Randall Fagundo Separation Agreement
CONFIDENTIAL SEPARATION AGREEMENT
This Confidential Separation Agreement (“Agreement”) is entered into by The Hillman Group, Inc., and its predecessors, subsidiaries, successors, assigns, affiliates, shareholders, officers, directors, agents, legal representatives, employees, benefit plans, and their administrators and trustees (collectively, “Company”) and Randall Fagundo (“Employee”) (together, the “Parties”).
In consideration of the mutual promises and conditions contained in this Agreement, Company and Employee agree as follows:
1. Termination. Employee’s employment with Company terminated or will terminate effective August 31, 2024 (the “Separation Date”). All Company-provided benefits ceased to accrue on the Separation Date, excepting those explicitly stated in Paragraph 2 below. Employee may be eligible to elect continuation coverage under COBRA. Additional information will be provided under separate cover. Employee acknowledges that Employee has been fully-compensated for all work performed on behalf of Company. Employee also acknowledges that Employee is not entitled to any other payments of wages, bonus, PTO, vacation, sick pay or employee benefits, except what Employee receives under this Agreement.
2. Severance Package. In exchange for Employee’s execution of this Agreement, Company agrees to provide to Employee, on or after the Effective Date (as determined in Section 5(d) of this Agreement), the Severance Package attached hereto as Exhibit 1.
3. Employee’s Obligations. Employee agrees to the following terms, which Employee acknowledges are material conditions to Company’s obligations under Section 2 above:
a. Employee agrees, subject to any obligations Employee may have under applicable law, that Employee will not make or cause to be made any statements that disparage, are harmful to, or damage the reputation of Company or any of its affiliates, agents, representatives, officers, directors or employees. However, nothing in this Agreement prohibits Employee from discussing terms and conditions of employment or otherwise engaging in activity protected by Section 7 of the National Labor Relations Act.
b. Employee agrees that Employee will keep confidential the terms of this Agreement and that Employee will not disclose any of those terms to anyone other than Employee’s attorney, tax advisors, and spouse (who must agree to keep those terms confidential), except as required by law or legal process or as necessary to enforce the terms of this Agreement.
c. Employee agrees that, for a period of two years after the Separation Date, Employee will not, without prior written approval from the General Counsel and Secretary of Company, directly or indirectly solicit any person who is an employee of Company to terminate their employment with Company.

d. Employee agrees that, for a period of one year after the Separation Date, Employee will not, without prior written approval from the General Counsel and Secretary of Company, engage directly or indirectly, whether as an employee, officer, director, shareholder, partner, consultant, representative, or in any other capacity, in any business or activity that are the same or substantially similar to the services Employee provided to Company at any time during the last two (2) years before the Separation Date. The geographic scope of the restriction is limited to those state or territories where Employee provided services to Company or engaged in business on behalf of Company.
e. Employee agrees that, for a period of one month after the Separation Date, Employee will voluntarily and promptly respond to any and all Company requests for information regarding Employee’s job functions prior to the Separation Date.
f. Employee agrees that Employee will voluntarily and fully support and cooperate with Company and its legal counsel in any and all pending and future administrative and judicial matters as to which Employee has or had any knowledge, information, or involvement. Company will reimburse Employee for Employee’s reasonable pre-approved travel expenses incurred as a result of such litigation support and cooperation.
g. No later than the Effective Date, Employee will return to Company all of Company’s trade secret, confidential, and proprietary information and also will return Company’s other property, in good working order, normal wear and tear excepted, including but not limited to, all of Company's cell phones, credit cards, telephone cards, computers, electronic or other equipment, building or equipment keys, and all trade secret, confidential, and proprietary material and any copies thereof. Employee agrees that failure to return such property shall entitle Company to delay any or all payments to be made under this Agreement until such property is returned.
h. As an employee of Company, Employee has had access to information which Company regards as confidential. The confidential information includes, but is not limited to, all information, regardless of the form in which it is transmitted or stored, including information which is in Employee’s memory, relating to Company’s past, present, or future: trade secrets; customer and supplier lists and contact information; pricing information; profit margins; research; financial information; operating and business plans; marketing plans; technical data or know-how; assets; liabilities; and proposals to provide services; as well as all confidential materials provided to Company by third parties (cumulatively, the “Confidential Information”). The Confidential Information does not include information that is in the public domain through no fault of Employee. Employee shall keep all of the Confidential Information in strict confidence and shall not directly or indirectly reveal or disclose to any third party nor make use of for Employee’s own benefit or for the benefit of any third party, all or any portion of the Confidential Information. Employee shall also take all reasonable measures to prevent the Confidential Information from falling into the public domain or the possession of third parties. The restrictions and obligations set forth in this paragraph shall apply forever following termination of Employee’s employment, or for the maximum time period permitted by law, whichever is longer.

i. Notwithstanding any other provision of this Agreement, Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (A)(1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if Employee (y) files any document containing the trade secret under seal, and (z) does not disclose the trade secret, except pursuant to court order.
4. Release and Waiver. Employee, for and on behalf of Employee and Employee’s representatives, agents, next of kin, heirs, successors, and assigns, hereby releases and forever discharges Company and its affiliated companies and their respective current and former officers, directors, shareholders, employees, agents, representatives, attorneys, successors, and assigns (the “Released Parties”) from any and all claims, causes of action, expenses including attorney fees, interest (statutory or common law), and liabilities of any kind whatsoever, whether known or unknown, or foreseen or unforeseen, which Employee had, now has, or may ever have against the Released Parties, or any of them, arising from any act, omission, or thing that occurred before the Effective Date, including, but not limited to: claims based on or arising out of Employee’s employment with Company or the termination of that employment; claims in tort, including without limitation, claims of libel, slander, defamation, or invasion of privacy; claims based on contract, express or implied; claims of promissory estoppel; claims of wrongful discharge or wrongful retaliation; claims for violation of federal, state, or local laws or regulations which prohibit discrimination; claims arising under the Age Discrimination in Employment Act of 1967, as amended, and the Older Workers Benefit Protection Act; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e et seq.; the Americans with Disabilities Act; the Employee Retirement Income Security Act; the civil rights laws of any state; and claims based on any other laws or court decisions affecting relations between employers and employees.
Employee further agrees that Employee will not initiate or pursue any claims, actions, complaints, charges, or litigation against any of the Released Parties based on or arising out of any claim released herein. If Employee institutes any claim, charge, or action that has been released herein, or is a party to any such proceeding, Employee’s claims shall be dismissed, with prejudice.
Nothing in this Agreement shall be construed to prohibit, prevent, or otherwise restrict Employee from: (A) reporting any allegations of unlawful conduct to federal, State, or local officials for investigation, including, but not limited to, alleged criminal conduct or unlawful employment practices; (B) disclosing Confidential Information pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order; (C) making other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations; or (D) initiating communications directly with, responding to an inquiry from, or providing testimony before the Securities and Exchange Commission (SEC), any other self-regulatory organization, or any other federal or state regulatory authority regarding this

Agreement or its underlying facts or circumstances or a possible securities law violation. In situations described in this subsection, Employee does not need prior authorization of any kind to make any such reports or disclosures and Employee is not required to notify the Company that Employee has made such reports or disclosures. Employee agrees, however, that by virtue of Employee’s execution of this Agreement, Employee waives and releases any right to receive any monetary award from any such proceeding before the Equal Employment Opportunity Commission or parallel state agency responsible for enforcement of fair employment laws.
Employee agrees that Employee will forfeit all amounts payable by Company pursuant to this Agreement and will return all payments received by Employee pursuant to this Agreement if Employee challenges the validity of the release provisions of this Section 4 or the validity of any other term or condition of this Agreement.
Employee understands that this Agreement resolves any and all claims, disputes, and causes of action that Employee may have against the Released Parties, or any of them, arising out of or in any way related to Employee’s employment with Company or the termination of that employment.
5. OWBPA Requirements. Employee acknowledges and agrees that the following Subsections a through d are included in this Agreement in accordance with the ADEA and the Older Workers Benefit Protection Act (“OWBPA”) and that this Agreement shall not become effective or enforceable until the revocation period in Subsection b has expired, provided that Employee does not revoke this Agreement during such period:
a. Twenty-One (21) Days to Accept. Employee acknowledges that Employee has been given a period of at least twenty-one (21) days after receipt of this Agreement to consider whether or not to sign and accept this Agreement. Employee hereby expressly waives Employee’s right to such period if Employee voluntarily signs this Agreement prior to the expiration of such period.
b. Seven (7) Day Revocation. Employee understands that Employee may revoke this Agreement at any time within seven (7) days after the date of Employee’s signing indicated below. Employee understands further that this Agreement shall not become effective or enforceable until the revocation period has expired. To revoke this Agreement, Employee must give written notice which is received by the General Counsel and Secretary of Company prior to the expiration of the revocation period.
c. Acknowledgments. Employee acknowledges that Company has hereby advised Employee in writing to consult with an attorney of Employee’s own choosing prior to executing this Agreement. Employee also acknowledges in accordance with the OWBPA that the payments and other consideration set forth in Section 2 above are in addition to anything of value to which Employee is already entitled.
d. “Effective Date”. The “Effective Date” of this Agreement shall be the eighth (8th) day following its signing by Employee (after the expiration of the seven (7) day revocation period), provided that Employee does not revoke this Agreement during such period.
6. Choice of Law and Forum. Company and Employee agree that this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Ohio. In the event of any dispute between the parties relating in any way to the inducement, performance, breach, validity, interpretation, or enforcement of this Agreement or of any of the obligations hereunder, the parties agree that the exclusive jurisdiction and forum for any court action as to any such dispute shall be in the state or federal courts for Hamilton County, Ohio; and the parties further agree that such courts shall have personal jurisdiction over the parties and that the parties hereby waive any objections to such personal jurisdiction.
7. No Admission. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by Company of any fault or liability whatsoever to Employee or to any third party.
8. Entire Agreement. This Agreement expresses the entire agreement and understanding of the Parties regarding the terms and conditions of Employee’s separation from employment, and supersedes any prior agreements, written or oral, between the Parties regarding the subjects described herein, with the exception of any restrictive covenant agreements or obligations you previously undertook to preserve and protect the trade secrets, proprietary information, or intellectual property rights of Company, which obligations shall remain in full force and effect hereinafter.
9. Acknowledgment of Understanding. Employee acknowledges that Employee has read this Agreement in its entirety, that Employee understands the terms of this Agreement, and that Employee is executing this Agreement voluntarily and of Employee’s own free will.

THE HILLMAN GROUP, INC.
By: __/s/ Aaron Parker___          8/31/24     _/s/ Randall Fagundo__     _9/1/24____
Aaron Parker             Date         Employee Signature        Date
Chief People Officer

CONFIDENTIAL SEPARATION AGREEMENT EXHIBIT 1
Randall Fagundo
Reference Section 2, Severance Package
1.Randall Fagundo was a participant in the Hillman Executive Severance Plan. The Company and Mr. Fagundo have mutually agreed to terminate Mr. Fagundo’s rights under the Executive Severance Plan and Mr. Fagundo’s Participation Notice thereunder.
2.Instead, Mr. Fagundo will receive:
a. Continuation of his annual base salary of $350,000 for a period of twelve months;
b. Monthly payment of COBRA Medical, dental and vision insurance benefits premiums for a period of twelve months; and
c. Payment of Mr. Fagundo’s 2024 performance-based bonus (Target Bonus Amount of 50% of Annual Base salary of $350,000), pro-rated for Mr. Fagundo’s service up to and including his date of retirement and based on actual performance for the year, payable concurrently with bonus payments to other employees under the bonus plan (Generally, a March-April 2025 payment date).